Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of Conexant Systems, Inc.'s Hourly Employees' Savings Plan of our report dated January 18, 2000 on the consolidated financial statements of Maker Communications, Inc. included in Conexant Systems, Inc.'s Form 8-K dated April 3, 2000 and to all references to our Firm included in this registration statement.


                                        ARTHUR ANDERSEN LLP

Boston, Massachusetts
August 1, 2000